EXHIBIT 99.6
CONSENT OF HYDE PARK CAPITAL ADVISORS, LLC
     We hereby consent to the inclusion of our opinion letter, dated September 4, 2009, to the special committee of the board of directors of Steel Vault Corporation (“Steel Vault”) as Annex C to, and to the references thereto under the captions “SUMMARY—Reasons for the Merger—Steel Vault”, “SUMMARY—Opinion of Financial Advisor to the Steel Vault Special Committee”, “THE MERGER—Background of the Merger”, “THE MERGER — Steel Vault’s Reasons for the Merger—Special Committee Reasons for the Merger” and “THE MERGER—Opinion of Financial Advisor to the Steel Vault Special Committee” in, the Joint Proxy Statement/Prospectus relating to the proposed merger involving VeriChip Acquisition Corp. and Steel Vault Corporation which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of VeriChip Corporation (“VeriChip”). By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement of VeriChip being filed with the Securities and Exchange Commission on September 18, 2009 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
Hyde Park Capital Advisors, LLC
/s/ Hyde Park Capital Advisors, LLC
September 18, 2009